CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 29, 2025 with respect to the consolidated financial statements of MindWalk Holdings Corp. (formerly known as ImmunoPrecise Antibodies Ltd.) included in the Annual Report on Form 20-F for the year ended April 30, 2025, which are incorporated by reference in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Houston, Texas
October 17, 2025